Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207443), Form S-8 (No. 333-198109 and 333-207444) and the Registration Statements on Post-Effective Amendments to Form F-1 on Form F-3 (Nos. 333-198107, 333-185247, 333-187826 and 333-191880) of Akari Therapeutics, Plc of our report dated March 31, 2017, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
March 31, 2017